Exhibit a (xii) on Form N1-A
                                             Exhibit 3(i) under Item 601/Reg.S-K

                              FEDERATED INSURANCE SERIES

                                Amendment No. 12 to the
                                 DECLARATION OF TRUST
                               Dated September 15, 1993

      THIS Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5.  Establishment and Designation of Series or Class.
      ------------------------------------------------------------

     Without  limiting  the  authority of the Trustees set forth in Article XII,
     Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

                       Federated American Leaders Fund II
                         Federated Equity Income Fund II
                Federated Fund for U.S. Government Securities II
                       Federated Growth Strategies Fund II
                       Federated High Income Bond Fund II
                                 Primary Shares
                                 Service Shares
                     Federated International Equity Fund II
                  Federated International Small Company Fund II
                       Federated Large Cap Growth Fund II
                          Federated Prime Money Fund II
                         Federated Quality Bond Fund II
                     Federated Small Cap Strategies Fund II
                       Federated Total Return Bond Fund II
                            Federated Utility Fund II

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 18th day of May, 2001.

      WITNESS the due execution hereof this 18th day of May, 2001.


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh